UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE GENLYTE GROUP INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

THE GENLYTE GROUP INCORPORATED
10350 Ormsby Park Place, Suite 601
Louisville, KY  40223

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on April 28, 2005

April 8, 2005

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Genlyte Group Incorporated (“Genlyte”) will be held at The Genlyte Group Incorporated, 10350 Ormsby Park Place, Community Room, Lower Level, Louisville, KY  40223, on Thursday, April 28, 2005 at 10:00 AM, local time, for the following purposes:

(1)         to elect one member of the Board of Directors;

(2)         to amend the Certificate of Incorporation to increase authorized shares;

(3)         to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Stockholders of record at the close of business on March 1, 2005 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

Your attention is directed to the attached Proxy Statement. Whether or not you expect to be present at the meeting, please complete, sign, date, and mail the enclosed Proxy as promptly as possible in order to save the Company further solicitation expense. There is enclosed with the Proxy an addressed envelope for which no postage is required if mailed in the United States.

By Order of the Board of Directors,

R. L. ZACCAGNINI
Secretary

THE GENLYTE GROUP INCORPORATED
10350 Ormsby Park Place, Suite 601
Louisville, KY 40223

ANNUAL MEETING OF STOCKHOLDERS
to be held on April 28, 2005

PROXY STATEMENT

April 8, 2005

INTRODUCTION

The Annual Meeting of Stockholders (the “Annual Meeting”) of The Genlyte Group Incorporated (“Genlyte”) will be held at The Genlyte Group Incorporated, 10350 Ormsby Park Place, Community Room, Lower Level, Louisville, KY 40223, on Thursday, April 28, 2005 at 10:00 AM, local time, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying form of proxy are being furnished in connection with the solicitation by Genlyte’s Board of Directors of proxies to be voted at such meeting and at any and all adjournments or postponements thereof.

This proxy statement and accompanying form of proxy are first being sent to stockholders on or about April 8, 2005.

ACTIONS TO BE TAKEN UNDER THE PROXY

All proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including any adjournments or postponements thereof) in accordance with the specifications therein, or, if no specifications are made, will be voted FOR the nominee to the Board of Directors named in this proxy statement and listed in the accompanying form of proxy, and will be voted FOR approval of the amendment to the Company’s Restated Certificate of Incorporation.

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to the exercise thereof by executing and returning a proxy bearing a later date, by giving notice of revocation to the Secretary of Genlyte, or by attending the Annual Meeting and voting in person.

ELECTION OF DIRECTORS

The Board of Directors of Genlyte currently consists of Larry K. Powers (Chairman), David M. Engelman, John T. Baldwin, Robert D. Nixon and Zia Eftekhar. The director elected at the Annual Meeting will hold office for a term ending at the Annual Meeting of Stockholders to be held in April of 2008 and until a successor has been duly elected and qualified. Mr. Robert D. Nixon has been nominated to the Board of Directors for election at the Annual Meeting.

If, for any reason, Mr. Nixon is not a candidate when the election occurs, which is not anticipated, it is intended that the proxies will be voted for the election of a substitute nominee designated by the Board of Directors.

The Board of Directors recommends a vote FOR the election of the nominee as director.

Genlyte Thomas Group LLC

On August 27, 1998, the Shareholders of Genlyte and Thomas Industries Inc. (“Thomas”), respectively, approved the formation of a new lighting company to be jointly owned by them as outlined below. This company, a Delaware Limited Liability Company, is named Genlyte Thomas Group LLC (“Genlyte Thomas Group”).

Genlyte contributed substantially all of its assets to Genlyte Thomas Group in exchange for a 68% interest therein and the assumption by Genlyte Thomas Group of substantially all of Genlyte’s liabilities. Thomas contributed substantially all of its lighting assets to Genlyte Thomas Group in exchange for a 32% interest therein and the assumption by Genlyte Thomas Group of certain of its liabilities. (Reference herein to “employees of the company” shall mean employees of the Genlyte Thomas Group unless stated otherwise.)

Until July 31, 2004, the day-to-day operations of Genlyte Thomas Group were managed by its executive officers under the supervision of a Management Board. The Management Board was comprised of seven (7) Representatives, five (5) of whom were appointed by Genlyte and two (2) of whom were appointed by Thomas. The Genlyte Representatives were Messrs. Powers, Eftekhar, Engelman, Nixon and Baldwin. Actions of the Management Board required the approval of a majority of the Representatives, except that certain actions, as outlined in the Proxy Statement dated July 23, 1998, required the approval of a majority of the Management Board including at least one Representative appointed by Thomas. (For further details, see the Company’s Proxy Statement dated July 23, 1998.)

Effective at the close of business July 31, 2004, Genlyte acquired the 32% minority interest in Genlyte Thomas Group from Thomas for a cash price of approximately $402,081,000 including $1,179,000 of transaction costs. The purchase price was negotiated at arm’s length between Genlyte and Thomas. Genlyte Thomas Group is member-managed by Genlyte, and by Genlyte’s Board of Directors and executive officers. (For further details, see the Company’s Form 8K dated August 3, 2004.)

Nominees for Election as Director

Information about the nominee for election as director, including biographical and employment information, is set forth below.

Robert D. Nixon (54)

Mr. Nixon, an independent director as determined by the Genlyte Board under applicable NASDAQ Rules, was appointed to the Board at the December 2001 meeting of the Board of Directors and elected to the Board of Directors April 25, 2002 for a three-year term. He is a member of the Genlyte Audit Committee and Chairman of the Compensation Committee. Mr. Nixon currently holds the Fischer Family Chair in Family Entrepreneurship and is an Associate Professor of Management, College of Business and Public Administration, University of Louisville. From July 1994 to June 2001 he was an Assistant Professor, A.B. Freeman School of Business, and Member of the Graduate School Faculty, Tulane University. Mr. Nixon had an extensive business management career, serving as co-founder and director of First Charter Mortgage, co-founder and President of Telnet Telecommunications, co-founder and managing General Partner of Aluminum Recycling Company, and President of Wincor Development, Inc. Mr. Nixon received his Ph.D. from Texas A&M University in 1995, and his B.S. degree from Brigham Young University in 1975.

Incumbent Directors
John T. Baldwin (48)

Mr. Baldwin, an independent director as determined by the Genlyte Board under applicable NASDAQ Rules, was appointed in March 2003 at a Special Meeting of the Board of Directors and elected to the Board of Directors April 24, 2003 for a three-year term. Mr. Baldwin is currently employed as Senior Vice President and Chief Financial Officer of Graphic Packaging Corporation. Mr. Baldwin previously served as Vice President and Chief Financial Officer of Worthington Industries, Inc. from December 1998 to September 8, 2003 and its Treasurer from August 1997 to December 1998. From May 1981 through August 1997, Mr. Baldwin was employed by Tenneco Inc. and held a variety of financial positions at Tenneco in the United States and in London, England. Mr. Baldwin received his J.D. degree from the University of Texas School of Law in 1981 and his B.S. degree from the University of Houston in 1978. He is a member of the Audit Committee and Compensation Committee of the Genlyte Board of Directors.

Zia Eftekhar (59)

Mr. Eftekhar was appointed as a director of Genlyte at the February 2001 meeting of the Board of Directors and was elected to the Board of Directors April 25, 2001. Mr. Eftekhar has been President of Lightolier, the largest division of Genlyte Thomas Group, since 1992. During his 37-year career with the company he has held a number of sales, marketing and general management positions with the Company. From August 1988 until May 1992 Mr. Eftekhar was responsible for sales, marketing and manufacturing activities of Lightolier. From January 1983 to July 1988 he served as President of the commercial division of Lightolier. Mr. Eftekhar’s entire career has been focused in the lighting industry and he is currently a member of the Board of Directors of the American Lighting Association.

David M. Engelman (72)

Mr. Engelman, an independent director as determined by the Genlyte Board under applicable NASDAQ Rules, was appointed to the Board of Directors at the December 1993 meeting of the Board of Directors. This appointment took effect on January 1, 1994. Mr. Engelman was employed by General Electric Company from 1954 through 1993 and held a variety of general management positions. He was elected as a Vice President of General Electric in 1982 and was in charge of international electrical distribution and control operations. He is a member of the Compensation Committee and Chairman of the Audit Committee of the Genlyte Board of Directors.

Larry K. Powers (62)

Mr. Powers has served as a director of Genlyte since July 1993 and was elected Chairman of the Board of Genlyte in April, 2000. Mr. Powers was appointed President and Chief Executive Officer of Genlyte in January 1994 and President and Chief Executive Officer of Genlyte Thomas Group LLC in August 1998. He has held a variety of sales, marketing and general management positions in the lighting industry. From September 1979 until April 1989, Mr. Powers was President of Hadco which was acquired by a predecessor of Genlyte in July 1983. Mr. Powers served as President of the HID/Outdoor Division of Genlyte from May 1989 until June 1993. From July 1993 to December 1993, he served as President of Genlyte U.S. Operations and Executive Vice President of Genlyte. Mr. Powers currently serves on the National Electrical Manufacturers Association Advisory Council and is a member of the Executive Committee.

Board and Committee Meetings; Committee Matters Generally

During 2004, Genlyte’s Board of Directors met five times for regular meetings and held two special meetings via teleconference. In addition, the directors received and reviewed monthly reports of the Company’s financial performance, and management confers frequently with its directors on an informal basis to discuss Company affairs. During 2004, each of the directors attended a majority of the meetings of the Board and the Board Committees of which such director was a member. The Board has established standing Audit and Compensation Committees.

The Board adopted an Audit Committee Charter in 2003 and has established that the Audit Committee has the sole and direct responsibility and authority for the appointment of its independent registered public accounting firm to audit Genlyte’s consolidated financial statements and to perform services related to the audit, review the scope and results of the audit with the independent registered public accounting firm, and to oversee the accounting and financial reporting processes. Members of this committee are Messrs. Engelman, Baldwin, and Nixon, with Mr. Engelman serving as Chairman. During 2004, the Audit Committee met six times for regular meetings and three special teleconference meetings. Genlyte certifies that it has and will continue to have, an Audit Committee of at least three members each of whom must: (a) be independent under applicable NASDAQ Rules, (b) not have participated in the preparation of the financial statements of the Company or any subsidiary at any time during the past three years, and (c) be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. Additionally, Genlyte certifies that it has, and will continue to have, at least one member of the Audit Committee who has employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer or other senior officer with financial oversight responsibilities (herein “Financial Expert”). The Board of Directors has designated Mr. Baldwin as the Audit Committee’s Financial Expert.

During 2004 the Compensation Committee reviewed and recommended the compensation arrangements for all executive officers, approved such arrangements for other senior level employees, and administered and took such other action as required in connection with certain compensation plans. Members of the Compensation Committee are Messrs. Engelman, Baldwin, and Nixon, with Mr. Nixon serving as Chairman. During 2004, the Compensation Committee met five times and reviewed and approved all stock option grants.

In December 2003 the Board of Directors, after considering securities laws, regulations and NASDAQ Rules, determined that any person thereafter nominated for appointment and/or election to the Board of Directors must first be recommended for the entire Board’s selection by a majority of the independent directors as the term “independent director” is defined under applicable NASDAQ Rules, and must otherwise meet all legal criteria for Board membership. The Board also determined that in selecting any person for Board membership, the Board shall take into consideration the makeup of the Board at the time of such person’s nomination in light of applicable laws, regulations and rules, including those pertaining to percentage of independent directors on the Board. Genlyte certifies that this process regarding nominations to the Board of Directors has been adopted by Board resolution. Given these determinations by the Board, particularly the required role of the independent directors in the nominating process, and that the entire Board would perform the nominating function only after the independent directors have recommended a nominee, the Board determined to dissolve the standing Nominating Committee.

Independent directors met in executive session (where no members of management were present) on a regular basis during 2004.

Compensation of Directors

During 2004 each director, other than any director employed by the Company, received a retainer of $16,335 and $2,333 for each Board meeting attended. Directors employed by Genlyte are not paid any fees or additional compensation for services rendered as members of the Board or any of its Review committees. Effective January 1, 2005 each Director, other than any Director employed by the Company, will receive a retainer of $17,500 and $2,500 for each Board meeting attended. Under the Genlyte 2003 Stock Option Plan, each director, other than any director employed by the Company, upon first election is granted options to purchase 10,000 shares of common stock. Upon subsequent reelection, each director is granted options to purchase 5,000 shares subject to the director holding at least 3,000 shares as of the date of reelection.

Directors, including those employed by the Company, who also serve on the Board of Directors of Canlyte Inc., a wholly-owned subsidiary of the Company, are compensated for attendance at such meetings at the rate of $2,000 (Canadian) per Board meeting, or for committee meetings held on days other than regular Board meeting days.

Compensation Committee Interlocks and Insider Participation

As noted above, Directors Engelman, Baldwin, and Nixon served as members of the Board’s Compensation Committee during 2004. Directors Powers and Eftekhar also served on the Canlyte Board of Directors during 2004.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Number of Shares Outstanding and Record Date

Only holders of record of Genlyte Common Stock, par value $.01 per share (“Genlyte Common Stock”), at the close of business on March 1, 2005 are entitled to notice of, and to vote at, the Annual Meeting. Holders of Genlyte Common Stock are entitled to one vote for each share held on the matters properly presented at the Annual Meeting.

On March 1, 2005, there were 13,854,882 shares of Genlyte Common Stock issued and outstanding. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a majority of the shares of Genlyte Common Stock present in person or by proxy at the Annual Meeting is required to elect a director.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the matters to be acted upon at the Annual Meeting, and an abstention will have the effect of a vote against any proposal requiring an affirmative vote of a majority of the shares present and entitled to vote thereon.

Common Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Genlyte Common Stock known to Genlyte to be the beneficial owners of more than 5% of the issued and outstanding Genlyte Common Stock as of the dates indicated in the footnotes:

	Amount and Nature
	of Beneficial	Percent
Name and Address	Ownership of	of
of Beneficial Owner	Common Stock (#)	Class
FMR Corp.	1,584,300 (1)	11.5%
82 Devonshire Street
Boston, Massachusetts 02109
Glenn W. Bailey	1,439,600 (2)	10.7%
14 Basset Creek Trail
Hobe Sound, Florida 33455
Columbia Wanger Asset Management	1,176,000 (3)	8.6%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606

1)               According to the Schedule 13G filed on February 14, 2005 and furnished to Genlyte by FMR Corp., various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Common Stock of Genlyte. The interest of one person, Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, in the Common Stock of Genlyte, amounted to 1,325,000 shares or 9.636% of the total outstanding Common Stock at December 31, 2004.

2)               Retired member of Board of Directors and Chairman of The Genlyte Group Incorporated. Includes 210,000 shares of Genlyte Common Stock owned by Mr. Bailey’s spouse as to which Mr. Bailey disclaims beneficial ownership.

3)               According to the Schedule 13G filed on February 10, 2005 and furnished to Genlyte by Columbia Wanger Asset Management, L.P., (WAM) the 1,176,000 shares reported therein were acquired on behalf of discretionary clients of WAM including Columbia Acorn Trust and that persons other than WAM and WAM Acquisition GP Inc., the general partner of WAM are entitled to receive all dividends from, and all proceeds from the sale of these shares.

The following table presents information regarding beneficial ownership of Genlyte Common Stock by each member of the Board of Directors, the Named Officers (defined infra), and all directors and executive officers as a group as of March 1, 2005.

	Amount and Nature of
	Beneficial Ownership of		Percent
Name	Genlyte Common Stock (#)		of Class
John T. Baldwin	3,000		*
Zia Eftekhar	85,163	(1)	*
David M. Engelman	15,500	(2)	*
William G. Ferko	62,350	(3)	*
Robert D. Nixon	3,455		*
Larry K. Powers	184,928	(4)	1.3%
Ronald D. Schneider	24,523	(5)	*
Raymond L. Zaccagnini	24,282	(6)	*
All directors and executive officers as a group (8 persons including those named)	403,201	(7)	2.9%

*                    The percentage of shares owned by such Director or named officer does not exceed 1% of the issued and outstanding Genlyte Common Stock.

1)               Includes 36,250 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

2)               Includes 7,500 shares of Genlyte Common Stock owned by Mr. Engelman’s spouse as to which Mr. Engelman disclaims beneficial ownership.

3)               Includes 56,250 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

4)               Includes 42,500 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

5)               Includes 21,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

6)               Includes 18,750 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

7)               Includes an aggregate of 7,500 shares of Genlyte Common Stock owned by the spouses of certain of Genlyte Directors as to which each such Director disclaims beneficial ownership and 176,702 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors was comprised during fiscal 2004 of John T. Baldwin, David M. Engelman, and Robert Nixon, with Mr. Nixon serving as Chairman. All Committee members are independent directors. The Committee reviews and recommends the compensation arrangements for all executive officers, approves such arrangements for other senior level employees, and administers and takes such other actions as may be required in connection with certain compensation plans of Genlyte and its operating subsidiaries. The Board of Directors reviews and approves recommendations made by the Compensation Committee relating to the compensation of Genlyte’s executive officers, except that stock option grants for such executives, and the salary of the Chief Executive Officer, are made and set at the sole discretion of the Compensation Committee.

The Compensation Committee prepared the following report with respect to executive compensation at Genlyte.

Compensation Philosophy

The Company’s compensation philosophy is to provide competitive pay for competitive performance and superior pay for superior performance. Genlyte seeks to ensure that its executive compensation programs and policies relate to and support its overall objective to enhance stockholder value through the profitable management of its operations. To achieve this goal, the following objectives serve as guidelines for compensation decisions:

•       Provide a competitive total compensation framework that enables Genlyte to attract, retain and motivate key executives who will contribute to the Company’s success;

•       Ensure that compensation programs are linked to performance on both an individual and operating unit level; and

•       Align the interests of employees with the interests of stockholders by encouraging employee stock ownership.

Components of Compensation

Genlyte’s compensation strategy incorporates a combination of cash and equity-based compensation as follows:

•       A performance management system that relates individual base salary changes to a formal process in which individual performance is reviewed, discussed and evaluated.

•       Short-term incentive programs that provide executives with the opportunity to add substantial variable compensation to their annual base salaries through attainment of specific, measurable goals intended to encourage high levels of organizational performance and superior achievement of individual objectives. These short-term incentive payments for 2004 were made during the first quarter of calendar 2005.

•       Long-term incentive opportunities in the form of stock options in which rewards are linked directly to stockholder gains. The Company believes that its Stock Option plan is a way to attract, retain and motivate employees. Stock options offer a long-term incentive for employees to reach performance objectives creating ownership attitudes and enhancing shareholder value. These long-term incentive payments in the form of stock option grants are at the discretion of the Compensation Committee.

For fiscal year 2004, Genlyte’s compensation programs consisted of:

Base Salary

Salary pay levels within the Company are competitive with the marketplace. The Compensation Committee uses commercially published surveys prepared by established compensation consulting firms to assure that base compensation levels are positioned relative to the range that is generally paid to executives having similar levels of experience and responsibility at companies of comparable size and complexity. Data is drawn from the electric lighting equipment and supply industry as well as general industry survey data. Consideration is also given to other factors such as individual performance and potential.

Short-Term Incentives

Executives and key employees of the Company participate in a short-term incentive program that rewards the achievement of profit and profit-related objectives. These employees are afforded an opportunity to earn substantial variable compensation each year through participation in the Management Incentive Compensation (MIC) Program.

This program combines elements of profit sharing, in which total management performance is rewarded only to the extent also realized by stockholders as measured in Earnings Per Share (EPS), Earnings Before Interest and Taxes (EBIT), and Return on Capital Employed (ROCE), and in terms of individual performance, as measured by achievement of specific, measurable goals established by participants and approved by management. Funding for MIC awards is formula-driven based on achievement of financial goals for each operating unit. The Board of Directors reviews and approves profit and profit-related objectives at the beginning of each year.

By policy, the level of funding which results from the MIC formulas cannot be modified and the total pay out of awards for all MIC participants is limited to 15 percent of Genlyte’s profit before taxes each year. In order to maximize results, objectives are typically established at a level of performance above normal expectations. Consideration is also given to past financial performance as a means to ensure that consistent and sustained business results are achieved. Actual individual MIC awards are dependent upon three factors: (1) the requirement that stated objectives are met by both individual participants and their operating units; (2) the relative success and extent to which those objectives are achieved; and (3) the participant’s relative level within the organization as determined annually according to policy guidelines.

In 2004, the Compensation Committee and the Board of Directors reviewed and approved the renewal of the MIC Program, related policies, and all recommended MIC awards.

Long-Term Incentives

Genlyte believes that the interests of stockholders and executives become more closely aligned when such executives are provided the opportunity to acquire a proprietary interest through ownership of Common Stock. Through the Genlyte 2003 Stock Option Plan officers and key employees are granted options to purchase Genlyte stock and maintain significant share ownership within the parameters of the program. Most gains are exercisable in installments commencing two years after the date of grant. The option exercise price is set, and has at all times in the past been set, at fair market value, or book value whichever is higher.

Benefits

Certain salaried employees employed by Genlyte, and certain hourly employees covered by collectively bargained agreements, participate in defined benefit retirement programs. All salaried employees hired on or after December 31, 1999, certain salaried employees employed previously by Thomas, and certain hourly employees only participate in a defined contribution retirement program.

Chief Executive Officer Compensation

Mr. Powers served as Chief Executive Officer of Genlyte and Genlyte Thomas Group in 2004 at a salary of $500,000 per annum. Mr. Powers received $781,875 in incentive compensation for 2004 recognizing a significant improvement in the EPS over the prior year, as well as the level of achievement of Mr. Powers’ individual objectives. On February 18, 2004 the Compensation Committee approved a stock option grant of 35,000 shares to Mr. Powers under the Genlyte long-term incentive plan in recognition of enhancing the long-term value of Genlyte for the stockholders. On July 22, 2004 the Compensation Committee approved a grant of 50,000 shares to Mr. Powers in recognition of his efforts in completing the acquisition of the Thomas minority interest. These grants were consistent with the overall design of the option program. Mr. Powers’ base salary is normally evaluated on a biennial basis by the Compensation Committee of the Board of Directors. The next salary review for Mr. Powers is scheduled for January 1, 2006.

Conclusion

In summary, the Compensation Committee continued its policy in fiscal year 2004 of linking executive compensation to the Company’s performance. The outcome of this process is that stockholders receive a fair return on their investment while executives are rewarded in an appropriate manner for meeting or exceeding performance objectives. The Committee believes that the Company’s compensation levels adequately reflect the Company’s philosophy of providing competitive pay for competitive performance and superior pay for superior performance. Likewise, the Committee believes that the Company’s executive compensation programs and policies are supportive of its overall objective to enhance stockholder value through the profitable management of its operations.

Robert Nixon, Chairman
John T. Baldwin
David M. Engelman

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee are set forth in an Audit Committee Charter. The Audit Committee reviews and reassesses the Charter on an annual basis. The Company’s Audit Committee Charter adopted on December 18, 2003 was reviewed and reassessed in 2004 and no changes were recommended. The Charter is available on the Company’s website at http://www.genlyte.com/pdf/auditcommitteecharter.pdf. The Audit Committee’s duties and responsibilities as set forth in the Charter include providing oversight of the Company financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent registered public accounting firm.

The Audit Committee reviewed and discussed with senior management the Company’s audited financial statements and management’s assessment of internal controls over Financial Reporting included in the 2004 Annual Report to Stockholders. Management confirmed to the Audit Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

The Audit Committee discussed with PricewaterhouseCoopers LLP (PwC), the Company’s independent registered public accounting firm, the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (US), the (“PCAOB”). PCAOB standards require such independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s financial statements and management’s assessment of internal controls over Financial Reporting with respect to (i) their responsibility under the standards of the Public Company Accounting Oversight Board, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, (vi) any difficulties encountered in performing the audit, and (vii) any significant deficiencies or material weaknesses in the Company’s system of internal control.

The Audit Committee received from PwC a letter providing the disclosures required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” with respect to any relationships between PwC and the Company that in its professional judgment may reasonably be thought to bear on independence. PwC has discussed its independence with the Audit Committee and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee advised the Company it has determined that the non-audit services rendered by the Company’s independent registered public accounting firm during the Company’s most recent fiscal year are compatible with maintaining the independence of such auditor.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2004 Annual Report to Stockholders, the Audit Committee recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. Management is responsible for the complete and accurate preparation of the financial statements. The Company’s independent registered accounting firm is responsible for conducting audits of the annual financial statements and expressing an opinion thereon. In giving its recommendation to the Board of Directors, the Audit

Committee relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

David M. Engelman, Chairman
John T. Baldwin
Robert D. Nixon

Independent Registered Public Accounting Firm

Selection of the independent registered public accounting firm is made solely by the Audit Committee. The Corporation’s independent registered public accounting firm for fiscal year ended December 31, 2004, was PricewaterhouseCoopers LLP (PwC). A representative of PwC is expected to be present at the Annual Meeting and will have an opportunity to respond to appropriate questions and make a statement if desired to do so.

Audit Fees

The Company estimates that the aggregate fees billed by PwC for professional services rendered in connection with (i) the audit of the Company’s December 31, 2004 consolidated financial statements set forth in the Company’s Annual Report on Form 10-K, (ii) evaluation of management’s assessment of internal control over financial reporting, and (iii) the review of the Company’s quarterly financial statements set forth in the Company’s Quarterly Reports on Form 10-Q for the third quarter of 2004 will total $1,993,000 for 2004. In 2004, the Company was also billed by Ernst & Young $120,000 prior to its dismissal as the Corporation’s independent registered public accounting firm, primarily for the review of the Company’s quarterly consolidated financial statements on Form 10-Q for the first and second quarters of 2004. The Company was also billed by Ernst &Young $429,922 for 2003 in connection with the audit of the Company’s December 31, 2003 consolidated financial statements.

Audit Related Fees

The Company estimates that the aggregate fees for audit related services billed by PwC will be $261,000 for the audit of Genlyte Thomas Group financial statements as of July 31, 2004. The Company was also billed by Ernst &Young, $175,600 for 2003 audit related services consisting mainly of due diligence work on potential acquisitions.

Tax Related Fees

The Company incurred no fees for tax related services from PwC for 2004. The Company was billed by Ernst & Young prior to their dismissal as independent registered public accounting firm for tax services $213,000 in 2004 and $182,750 for 2003. These fees consisted mainly of federal and international tax compliance and planning in both years.

All Other Fees

The Company paid no other fees to its principal independent registered accounting firm for the two most recent fiscal years.

Fee Approval Policy

In compliance with the Audit Committee’s policies and procedures, the Audit Committee pre-approved all services to be performed by the independent registered public accounting firm in 2004, as required under the Sarbanes-Oxley Act of 2002.

Changes in Accountants

On August 9, 2004, the Audit Committee dismissed Ernst & Young as the Company’s independent registered public accounting firm and appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2004. Further information is contained in Genlyte’s Form 8-K filed with the SEC on August 9, 2004, which is incorporated herein by reference.

Executive Compensation

The following table sets forth information concerning annual, long-term and other compensation for services in the Company of those persons who were, on December 31, 2004, (i) chief executive officer and (ii) other four most highly compensated executive officers (together, the “Named Officers”):

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)	MIC ($)	Other Comp ($) (1)		Stock Options (#)	All Other Comp ($)
Larry K. Powers	2004	500,000	781,875	5,850	(2,3)	85,000	759,368	(5)
Chairman, President	2003	450,000	616,830	8,014	(2,3)	35,000	0
& CEO	2002	450,000	419,465	8,950	(2,3)	50,000	0
Zia Eftekhar	2004	275,000	408,182	5,850	(2,3)	11,500	190,295	(5)
President	2003	250,000	344,715	8,014	(2,3)	12,500	0
Lightolier Division	2002	250,000	301,928	7,750	(2,3)	20,000	0
William G Ferko	2004	245,000	312,750	11,341	(3,4)	22,500	427,835	(5)
Vice President	2003	223,000	255,240	12,390	(3,4)	12,500	0
Chief Financial Officer	2002	220,000	165,835	11,350	(3,4)	20,000	0
Ronald D. Schneider	2004	215,000	168,190	11,341	(3,4)	15,000	603,186	(5)
Vice President	2003	205,000	126,344	12,390	(3,4)	7,500	0
Operations	2002	197,000	85,844	11,350	(3,4)	10,000	0
Raymond L. Zaccagnini	2004	190,000	187,476	11,341	(3,4)	15,000	480,982	(5)
Vice President	2003	180,000	149,315	12,390	(3,4)	7,500	0
Administration	2002	172,500	98,916	11,350	(3,4)	10,000	0
Secretary

1)               The named executive officers also received certain personal benefits exempt from reportable compensation under SEC regulations.

2)               Director’s fees for Canlyte, Inc., converted to US dollars.

3)               Represents matching contributions made to the Retirement Savings and Investment Plan—401(k).

4)               Represents discretionary Performance Plus contributions made to the Retirement Savings and Investment Plan.

5)               In accordance with the “Purchase Agreement” with Thomas dated May 20, 2004, all options to purchase Thomas Industries common stock and stock appreciation rights (SARS) granted by Thomas and held by employees of Genlyte Thomas Group became fully vested on July 31, 2004 after consummation of the closing and expired as of December 31, 2004. Figures shown reflect compensation attributable to the exercise of Thomas options and SARS in 2004. In accordance with “Emerging Issues Task Force Issue 00-12, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee”, Genlyte Thomas Group recorded compensation expense for Thomas options and SARS and a capital contribution by Thomas. Genlyte recognized an offsetting gain for the Thomas contribution, therefore Genlyte’s financial results are not impacted by the Thomas options and SARS grants. Genlyte recognized $24,272 expense for the employee payroll taxes associated with the exercise of Thomas options and SARS.

Option Grants

Shown below is further information on grants of stock options pursuant to the 2003 Stock Option Plan that were granted in 2004.

	Options Granted		% of Total Options Granted to Employees in	Exercise or Base Price	Expiration	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	(#)		Fiscal Year	($/share)	Date	5% ($)	10% ($)
Larry K. Powers	35,000	(1)	9.2%	56.61	2/18/2011	806,608	1,879,741
	50,000	(2)	13.1%	60.29	7/22/2011	1,227,204	2,859,908
Zia Eftekhar	11,500	(1)	3.0%	56.61	2/18/2011	265,028	617,629
William G. Ferko	12,500	(1)	3.3%	56.61	2/18/2011	288,074	671,336
	10,000	(2)	2.6%	60.29	7/22/2011	245,441	571,982
Ronald D. Schneider	7,500	(1)	2.0%	56.61	2/18/2011	172,845	402,802
	7,500	(2)	2.0%	60.29	7/22/2011	184,081	428,986
Raymond L. Zaccagnini	7,500	(1)	2.0%	56.61	2/18/2011	172,845	402,802
	7,500	(2)	2.0%	60.29	7/22/2011	184,081	428,986

1)               These options were granted to the Named Officer on the date seven years prior to the indicated expiration date and are exercisable at the rate of 50% per year commencing two years after the date of grant. These options were granted under the Genlyte long-term incentive plan to the officers and other key employees within the parameters of the 2003 Stock Option Plan in recognition of their prior performance. In the event of certain mergers, consolidations or reorganizations of Genlyte or any disposition of substantially all the assets of Genlyte or any liquidation or dissolution of Genlyte, then in most cases all outstanding options not exercisable in full shall be accelerated and become exercisable in full for a period of 30 days. In addition, in the event of certain changes in control of Genlyte or of its Board of Directors, then any outstanding option not exercisable in full shall in most cases be accelerated and become exercisable in full for the remaining term of the option.

2)               These options were granted to the officers and other key headquarters employees in recognition of their efforts in completing the acquisition of the Thomas minority interest.

3)               Realizable value is shown net of option exercise price, but before taxes associated with exercise. These amounts represent assumed compounded rates of appreciation and exercise of the options immediately prior to the expiration of their term. Actual gains, if any, are dependent on the future performance of the Common Stock, overall stock market conditions, and the optionee’s continued employment through the exercise period. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Fiscal Year-End Values

Shown below is information with respect to the exercised/unexercised options to purchase Genlyte’s Common Stock granted in fiscal 2004 under Genlyte’s 2003 Stock Option Plan and prior years under Genlyte’s 1998 Stock Option Plan to the Named Officers and held by them on December 31, 2004.

OPTION EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option Exercises in Fiscal Year 2004 and FY-End Option Values

	Acquired on	Value	Options at FY-End (#)		FY-End ($) (1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Larry K. Powers	42,500	1,482,177	42,500	145,000	2,426,525	5,697,650
Zia Eftekhar	15,000	691,198	20,000	34,000	1,124,800	1,610,805
William G. Ferko	—	—	40,000	45,000	2,449,962	1,893,805
Ronald D. Schneider	—	—	12,250	27,500	709,325	1,119,823
Raymond Zaccagnini	—	—	10,000	27,500	562,400	1,119,823

1)               Based upon the 12/31/04 closing price of $85.68 for Genlyte stock on the NASDAQ National Market System. Realizable value is shown net of option exercise price, but before taxes associated with exercise.

Retirement Plan

During fiscal 2004, Messrs. Eftekhar and Powers were participants in a qualified noncontributory defined benefit plan (the “Retirement Plan”). The Retirement Plan was amended effective January 1, 2000 to freeze the benefits of all participants except “grandfathered participants” based on age and service as of December 31, 1999. Commencing in 2000, participants whose benefits were frozen became eligible for matching contributions and discretionary contributions under the Genlyte Thomas Group Retirement Savings and Investment Plan (the “Savings Plan”), a defined contribution 401(k) plan. Participants who met certain age and service requirements as of December 31, 1999, the “grandfathered participants”, will continue to participate in the Retirement Plan. “Grandfathered participants” will be eligible for matching contributions but not discretionary contributions under the Savings Plan. Messrs. Powers and Eftekhar, as grandfathered participants, will remain active participants in the Retirement Plan.

For Employees Retiring at age 65 in 2005(1)

	Years of Service at Retirement (2)
Average Compensation at Retirement	5	10	15	20	25 or more
$50,000	3,033	6,065	9,098	12,130	15,163
$100,000	7,283	14,565	21,848	29,130	36,413
$150,000	11,533	23,065	34,598	46,130	57,663
$197,000 (3)	15,528	31,055	46,583	62,110	77,638
Greater than $197,000 (3)	15,528	31,055	46,583	62,110	77,638

(1)          For employees retiring at ages under 65, the estimated annual benefits would be lower.

(2)          The amounts are based on the formula which became effective January 1, 1995.

(3)          In accordance with the Retirement Plan as amended to reflect the maximum allowable compensation as provided under IRS Section 401(a)(17), such maximum annual compensation is $170,000 for 2001, $200,000 for 2002 and 2003, and $205,000 for 2004 and $210,000 for 2005. Therefore, the highest possible final average compensation for a participant retiring in 2005 is $197,000. However, any accrued benefit as of December 31, 1994 which is based on compensation in excess of $150,000 for years prior to 1994 will be protected

Remuneration covered by the Retirement Plan in a particular year includes (1) that year’s salary (base pay, overtime and commissions), and (2) compensation received in that year under the Management Incentive Compensation Plan. The 2004 remuneration covered by the Retirement Plan includes, for the recipients thereof, Management Incentive Compensation paid during 2004 with respect to 2003 awards.

For each of the following Named Officers of Genlyte Group LLC, the remuneration received during 2004 and the credited years of service under the Retirement Plan as of December 31, 2004, recognized by the Retirement Plan were, respectively as follows:

Name	Compensation		Service
Larry K. Powers	$205,000	*	25
Zia Eftekhar	$205,000	*	37

*                    As limited by the maximum allowable compensation provided under Code 401(a)(17) of $205,000 for 2004.

Pension benefits at age 65 (normal retirement age) for “grandfathered” participants as of January 1, 2005 are calculated as follows: 1.2% of final five-year average pay up to the covered compensation level, plus 1.7% of final five-year average pay over the covered compensation level, multiplied by the total years of recognized service, to a maximum of 25 years. All such participants will receive the greater of their benefit under the new formula or the benefit accrued under a prior plan formula as of December 31, 1994. In addition, certain maximum benefit limitations are incorporated in the Retirement Plan. The final five-year average pay is determined by taking the average of the highest consecutive five-year period of earnings within a ten-year period prior to retirement. The term “covered compensation”, as defined by the Internal Revenue Service, refers to the 35-year average of the Social Security taxable wage bases applicable to a participant for each year projected to Social Security normal retirement age.

EMPLOYMENT PROECTION AGREEMENTS

Genlyte has entered into contracts with a group of key employees, including Messrs. Powers, Eftekhar, Ferko, Schneider, and Zaccagnini, that become effective if the employee is employed on the date a change of control (as defined in the agreement) occurs and that provide each such employee with a guarantee that his duties, compensation and benefits will generally continue unaffected for two (2) years following the change of control. In the event that an eligible employee’s employment is terminated without cause by Genlyte or if the employee is constructively terminated within two (2) years following the change of control, such employee will receive either (i) the sum of (x) two (2) times the aggregate amount of his then current base salary, plus (y) two (2) times the average of his last three (3) annual awards paid under Genlyte’s Management Incentive Compensation Plan plus (z) the present value of any unvested benefits under Genlyte’s qualified plans and the annual cost of the employee’s participation in all employee benefit plans of Genlyte or (ii) if it would result in the employee receiving a greater net-after tax amount, a lesser amount equal to the amount that produces the greatest net-after tax amount for the employee. (An employee will be treated as having been constructively terminated if he quits after being removed from office or demoted, his compensation or benefits are reduced, his duties are significantly changed, his ability to perform his duties is substantially impaired or his place of employment is relocated a substantial distance from his principal residence.) These agreements will continue in effect at least until December 31, 2005 and automatically renew for an additional year as of each January 1, unless Genlyte or the employee provides sixty (60) days written notice of non-renewal prior to such January 1.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Genlyte’s directors and executive officers, and persons who own more than ten percent of Genlyte’s Common Stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Genlyte. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Genlyte with copies of all Section 16(a) reports they file. During 2004, to the knowledge of the Corporation, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

APPROVAL TO AMEND THE CERTIFICATE OF INCORPORATION

PROPOSAL—APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

At the Annual Meeting, the shareholders of the Company will be asked to approve an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) as described below. A copy of the Restated Certificate as proposed to be amended may be obtained by written request to the Company’s Secretary at the address on the first page of this Proxy Statement.

The Board of Directors has approved and is recommending to the shareholders for approval at the Annual Meeting, an amendment to Article “Fourth” of the Company’s Restated Certificate to increase the number of shares of Common Stock which the Company is authorized to issue from 30,000,000 to 100,000,000. The Board of Directors determined that this amendment is advisable and should be considered at the Annual Meeting to be held April 28, 2005. The full text of the proposed amendment to the Restated Certificate is set forth below. The additional shares will permit the Company to implement a two-for-one stock split of the Common Stock, which the Board of Directors is considering, subject to approval of the proposed amendment to the Certificate, and will further provide the Company with the flexibility of having additional authorized shares available for other corporate purposes.

PURPOSES AND EFFECTS OF PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The proposed amendment would increase the number of shares of Common Stock the Company is authorized to issue from 30,000,000 to 100,000,000 (the Company is currently authorized to issue 5,000,000 shares of Preferred Stock, and the proposed amendment will not affect this authorization). The additional 70,000,000 would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. At March 1, 2005, 13,854,882 shares of Common Stock were outstanding. If the proposed amendment is adopted, the shareholders’ equity accounts of the Company would not change.

The Board of Directors believes it is desirable to increase the number of shares of Common Stock the Company is authorized to issue in order to accomplish a two-for-one stock split that is under consideration by the Board and to provide the Company with adequate flexibility in the future. Except for the stock split under consideration, the Company has no present commitments or agreements to issue additional shares of Common Stock, other than shares currently reserved for issuance under the Company’s stock option plan.

Under Delaware law, the contemplated stock split cannot occur unless shareholders approve the proposed amendment to Article “Fourth” of the Company’s Restated Certificate. The proposed amendment to Article Fourth would permit the issuance of additional shares of Common Stock up to the new 100,000,000 maximum authorization without further action or authorization by shareholders (except as may be required in a specific case by law or The Nasdaq Stock Market rules). The Board believes it is prudent for the Company to have this flexibility. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of shareholders.

The proposed increase in the number of shares of Common Stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. However, the proposed amendment to increase the number of authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect. The availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company and increasing the potential cost to acquire control of the Company. The amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for the Company’s shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

PURPOSES AND EFFECTS OF TWO-FOR-ONE COMMON STOCK SPLIT UNDER CONSIDERATION

The Board of Directors anticipates that an increase in the number of outstanding shares of Common Stock of the Company resulting from a two-for-one stock split would place the market price of the Common Stock in a range more attractive to investors, particularly individuals. The Common Stock is listed for trading on The Nasdaq Stock Market, and the Company will apply for listing of the additional shares of Common Stock to be issued in the event the proposed amendment to the Restated Certificate is approved. If the proposed amendment is adopted, and if the Board approves a stock split, the number of shares of Common Stock issued and outstanding after the split would double. Each shareholder of record at the close of business on the record date chosen by the Board (which date may be any date not more than 60 days prior to the date the Board would declare such a split), would be the record owner of, and entitled to receive, a certificate or certificates representing one additional share of Common Stock, for each share of Common Stock then owned of record by such shareholder. Consequently, in the event a stock split shall be declared by the Board, certificates representing shares of Common Stock should be retained by each shareholder and should not be returned to the Company or to its transfer agent. Further, in such event, it will not be necessary to submit outstanding certificates for exchange. In addition, appropriate adjustments will be made to the Company’s stock option plan. Finally, if shareholders dispose of their shares after a stock split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest will be represented by a greater number of shares, and brokerage commissions are generally charged on a per-share basis. Shareholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.

TAX EFFECT OF A TWO-FOR-ONE STOCK SPLIT

The Company has been advised by counsel that the contemplated stock split would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the stock split. In addition, the holding period for the additional shares issued pursuant to the stock split would be deemed to be the same as the holding period for the original shares of Common Stock. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and shareholders are urged to consult their tax advisors.

EFFECTIVE DATE OF PROPOSED AMENDMENT AND RECORD DATE UNDER CONSIDERATION FOR ISSUANCE OF SHARES FOR CONTEMPLATED STOCK SPLIT

The proposed amendment to Article “Fourth” of the Restated Certificate of Incorporation of the Company, if adopted by the required vote of shareholders, will become effective on April 28, 2005. May 9, 2005 is the record date being contemplated by the Board as the proposed record date for the determination of the owners of Common Stock entitled to receive a certificate or certificates representing additional shares in the event a stock split is declared. Please do not destroy or send your present Common Stock certificates to the Company. If the proposed amendment is adopted, and if a stock split is declared, those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you. If a stock split is declared by the Board following a favorable vote by the shareholders on the Proposal to Amend the Restated Certificate of Incorporation, the Company expects that the additional shares will be distributed on or about May 23, 2005.

NO FINAL DECISION HAS YET BEEN MADE BY THE BOARD TO DECLARE A STOCK SPLIT, OR IF IT DECLARES ONE THAT IT WILL BE A TWO-FOR-ONE SPLIT; NOR HAS THE BOARD DETERMINED THE RECORD DATE FOR SHAREHOLDERS ENTITLED TO RECEIVE THE SHARES IN THE EVENT A STOCK SPLIT IS DECLARED. ANY REFERENCES ABOVE OTHERWISE ARE ONLY INDICATIONS OF MATTERS CURRENTLY UNDER CONSIDERATION BY THE BOARD.

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

If approved, Section A of Article “Fourth” of the Company’s Restated Certificate of Incorporation would be amended and restated as follows:

“A.

The total number of shares of stock which the Corporation shall have authority to issue is 105,000,000 shares, of which 100,000,000 shall be Common Stock, par value $.01 per share (the “Common Stock”), and 5,000,000 shares shall be Preferred Stock, par value $.01 per share (the “Preferred Stock”).

Shares of capital stock of the Corporation may be issued for such consideration, not less than the par value thereof, as shall be fixed by the Board of Directors, and shares issued for such consideration shall be fully paid and non-assessable.”

VOTING TABULATION AND BOARD RECOMMENDATION

The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote at the meeting is required to approve the proposed amendment. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the matters to be acted upon at the Annual Meeting, and an abstention will have the effect of a vote against any proposal requiring an affirmative vote of a majority of the shares present and entitled to vote thereon.

If the amendment is not approved by the shareholders, the Company’s Restated Certificate of Incorporation, which authorizes the issuance of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, will continue in effect and a two-for-one split of the Common Stock will not be further considered by the Board of Directors at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION.

2006 PROPOSALS BY HOLDERS OF GENLYTE COMMON STOCK

Any proposal which a stockholder of Genlyte desires to have included in the proxy statement relating to the 2006 Annual Meeting of Stockholders (now scheduled for 10:00 a.m. Thursday April 27, 2006 at the executive offices of Genlyte in Louisville) must be received by Genlyte at its executive offices by no later than November 16, 2005. The executive offices of Genlyte are located at 10350 Ormsby Park Place, Suite 601, Louisville, KY 40223.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total return on the Common Stock of Genlyte with the cumulative total return on the NASDAQ Stock Market Index (U.S. companies) and the Electric Lighting & Wiring Equipment Index (SIC Group 364) from December 31, 1999(1). The graph assumes the investment of $100 in Genlyte Common Stock, the NASDAQ Stock Market Index, and the Electric Lighting & Wiring Equipment Index on January 1, 2000.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG THE GENLYTE GROUP,
NASDAQ MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON JAN. 1, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2004

The Genlyte Group Incorporated

NASDAQ Stock Market Index (U.S. Companies)

Electric Lighting & Wiring Equipment Index

1)              Total return calculations for the NASDAQ Stock Market Index, Electric Lighting & Wiring Equipment Index (consisting of approximately 16 companies), and Genlyte Stock were performed by Media General Financial Services.

EXPENSES AND OTHER MATTERS

Expenses of Solicitation

Genlyte will pay the costs of preparing, assembling and mailing this proxy statement and the material enclosed herewith. Genlyte has requested brokers, nominees, fiduciaries and other custodians who hold shares of its common stock in their names to solicit proxies from their clients who own such shares and Genlyte has agreed to reimburse them for their expenses in so doing.

In addition to the use of the mails, certain officers, directors and other employees of Genlyte, at no additional compensation, may request the return of proxies by personal interview or by telephone or telegraph.

Contacting the Board

The Company has established procedures to permit confidential communications to the Board of Directors regarding the Company. Shareholders may communicate directly with the Board of Directors by mail or e-mail. The mailing address and e-mail address can be found on our website at www.Genlyte.com. Click on Investor Relations and then Contact the Board to access the contact information. Shareholders may also directly contact members of the Board of Directors in person at the Annual Shareholders Meeting. While the Company has no policy requiring Board members to attend the Annual Meeting, generally all do attend; in 2004 all Board members were in attendance at the Annual Meeting.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all salaried management employees and directors. The Code of Ethics is posted on the Company’s internet site www.Genlyte.com. Salaried employees and directors are required to review and sign the Code of Ethics policy annually.

Other Items of Business

The Board of Directors does not intend to present any further items of business to the meeting and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

By Order of the Board of Directors,

R. L. ZACCAGNINI
Secretary
April 8, 2005

THE GENLYTE GROUP INCORPORATED

P R O X Y

Annual Meeting of Stockholders, April 28, 2005

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE GENLYTE GROUP INCORPORATED

The undersigned hereby authorizes and appoints WILLIAM G. FERKO and R. L. ZACCAGNINI and each of them, the proxies of the undersigned, with power of substitution in each, to vote all shares of Common Stock, par value $.01 per share, of The Genlyte Group Incorporated held of record on March 1, 2005 by the undersigned at the Annual Meeting of Stockholders to be held at The Genlyte Group Incorporated, 10350 Ormsby Park Place Community Room, Lower Level, Louisville, Kentucky 40223 on April 28, 2005 at 10:00 AM, local time, and at any adjournment thereof on all matters that may properly come before such meeting.

(Continued and to be dated and signed on the reverse side.)

THE GENLYTE GROUP INCORPORATED

P.O. BOX 11194

NEW YORK, N.Y. 10203-0194

☐	DETACH PROXY CARD HERE

PLEASE MARK, SIGN AND DATE
THIS PROXY AND RETURN IT	☒
PROMPTLY IN THE ENCLOSED	Votes must be indicated
ENVELOPE.	(x) in Black or Blue ink.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no contrary specification is indicated, the shares represented by this proxy will be voted FOR the election of the nominee as director and FOR the proposal to approve the amendment to the Restated Certificate of Incorporation. Please mark box  in black or blue ink.

The Board of Directors recommends a vote FOR the election of the nominee as director, and FOR the proposal to approve the amendment to the Restated Certificate of Incorporation.

1.		Election of Director

	FOR	☐ WITHHOLD ☐				Check here if you plan to	☐
attend the Annual Meeting

Nominee: Robert D. Nixon						Have written comments or	☐
			FOR	AGAINST	ABSTAIN	change of address on this card.
			☐	☐	☐
2.		Proposal to approve the amendment of the
		Restated Certificate of Incorporation, increasing				The Proxies will vote your shares in accordance with your directions on this card. If no contrary instructions are specified on this card, the Proxies will vote your shares FOR 1 and 2.
the number of authorized Shares of Common
Stock.

3.		In their discretion the proxies shall vote on
any other matters that may properly come
before such meeting.

SCAN LINE

Please sign exactly as name appears at the left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.

Date	Share Owner sign here	Co-Owner sign here